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                                                                  Exhibit 10.15


                      MANAGING DIRECTORS SERVICE AGREEMENT


                                     BETWEEN


                     METRON TECHNOLOGY (UNITED KINGDOM) LTD.

                                       AND

                         JOHN CHRISTOPHER LEVETT-PRINSEP


                                DATED MAY 1, 1996



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                              TABLE OF CONTENTS


                                                                          PAGE
1.       DEFINITIONS........................................................1

2.       TERM OF EMPLOYMENT.................................................2

3.       REMUNERATION.......................................................2

4.       EXPENSES...........................................................2

5.       MOTOR CAR..........................................................3

6.       ILLNESS............................................................3

7.       DUTIES, TIME AND ATTENTION.........................................3

8.       HOLIDAYS...........................................................4

9.       SUMMARY TERMINATION................................................4

10.      TERMINATION -- GENERAL.............................................5

11.      RECONSTRUCTION OR AMALGAMATION.....................................5

12.      RESTRICTIONS AFTER TERMINATION.....................................5

13.      WARRANTIES.........................................................6

14.      CONFIDENTIALITY....................................................6

15.      PENSION SCHEME.....................................................7

16.      THE SCHEDULE.......................................................7

17.      NOTICES............................................................7

18.      POST-OPERATIVE.....................................................7

19.      ENTIRE AGREEMENT...................................................7

20.      CONSENTS...........................................................7

21.      PROPER LAW.........................................................8


                                       i.
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                              TABLE OF CONTENTS
                                 (CONTINUED)

                                                                          PAGE


SCHEDULE A   -   Provisions required by the Employment Protection
                 (Consolidation) Act of 1978

SCHEDULE B   -   Metron Semiconductors Europe B.V. Incentive Compensation
                 Plan

SCHEDULE C   -   Pension Benefits Policy




                                       ii.



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                      MANAGING DIRECTORS SERVICE AGREEMENT


         AN AGREEMENT made the 1st day of May, 1996 between METRON TECHNOLOGY (UNITED KINGDOM) LTD. whose registered office is situated at 6 & 7 Grafton Way, Basingstoke, Mants, RG22 6HY (hereinafter called "the Company") and JOHN CHRISTOPHER LEVETT-PRINSEP of Lakewood, Straight Mile, Romsey, 505 9BA (hereinafter called "the Director").

     WHEREAS,

         NOW IT IS HEREBY AGREED that the Company, as defined above, shall employ the Director and the Director shall serve the Company as the President, European Operations and Managing Director of the Company upon and subject to the following terms and conditions:

1.   DEFINITIONS.

     In this Agreement unless the context otherwise requires the following expressions shall have the following meanings:

     1.1 "THE ACT" means the Employment Protection (Consolidation) Act 1978 as amended by the Trade Union Reform and Employment Rights Act 1993;

     1.2 "THE GROUP" means Metron Technology B.V. and its subsidiaries and any other company which is for the time being a holding company (as defined by Section 736 of the Companies Act 1985) of Metron Technology B.V. or another subsidiary of any such holding company;

     1.3 "THE AUDITORS" means the Auditors for the time being of Metron Technology B.V.

     1.4 "THE BOARD" means the Board of Directors for the time being of Metron Technology B.V.

     1.5 Any reference to a statutory provision shall be deemed to include a reference to any statutory modification or re-enactment of the same.

     1.6 Reference to clauses and paragraphs are to clauses and paragraphs of this Agreement.

     1.7 Clause headings are included for guidance only and do not affect the interpretation of this Agreement.

     1.8 Words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders.


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2.   TERM OF EMPLOYMENT.

     2.1 The employment shall commence on the 1st day of May, 1996 ("the Commencement Date") and shall (subject to termination as provided in Clause 9) be for an initial fixed period of one year and shall thereafter be terminable by either party giving to the other not less than twelve months notice.

     2.2 For the purpose of calculating the continuous period of employment, the Director has been continuously employed by Metron Semiconductors Europe B.V., or its affiliate, predecessor or successor since February 1, 1978.

3.   REMUNERATION.

     THE REMUNERATION OF THE DIRECTOR SHALL BE:

     3.1 A fixed salary (which shall accrue from day to day) at the rate of 103,000 pounds British sterling per annum (or such higher rate as the Company may in its discretion from time to time decide) payable by equal monthly installments in arrear on the last day of every month. The Group, acting through the Group's Board or its Compensation Committee, as the case may be, shall review the base salary at least annually and may in its sole discretion as sole shareholder of Employer increase such salary to reflect performance, appropriate industry data and other factors but shall not be obligated to provide for any increases.

     3.2 All incentive compensation, including but not limited to bonuses, shall be governed by the Metron Semiconductors Europe B.V. Incentive Compensation Plan (prepared during the time the Group was entitled "Metron Semiconductors Europe B.V."), attached hereto and incorporated by reference as Schedule B.

         Although Director's incentive compensation is governed by the Metron Semiconductors Europe B.V. Incentive Compensation Plan, Director is, and at all times during this Agreement shall remain, an employee of Metron Technology (United Kingdom) Ltd. only.

     3.3 Annual subscriptions in respect of the membership of the Director and his wife and infant children to B.U.P.A. under a medical insurance scheme on such reasonable terms on the parties hereto may agree.

     3.4 The costs of (i) a life policy for the benefit of the Director's estate (or as he shall direct) providing a lump sum in the event of his death of four times his then salary, (ii) permanent health insurance to provide an annual amount (from the date of disability to the normal retirement date of employees of the Company), which shall initially be equal to no less than two-thirds of his annual salary immediately before such disability, and which amount shall be guaranteed to increase each year by a percentage no less than the percentage increase in the Retail Price Index (All Items) or equivalent index) in the prevent year.

4.   EXPENSES.

     The Company shall by way of reimbursement also pay or procure to be paid to the Director all travelling, hotel, entertainment and other expenses incurred by him in the


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performance of his duties hereunder, including any expenses incurred in attending meetings of the Board or Committees of the Board or General Meetings of the Company or any member of the Group to which he is required to render services hereunder, PROVIDED THAT the Company shall be entitled to require such expenses be duly vouched by written evidence and be in accordance with Company policy.

5.   MOTOR CAR.

     The Company will provide the Director with a motor car of a type and make suitable for the status of the Director (currently Jaguar XJS) and which shall be changed for a new model every three years, and shall pay all expenses in connection therewith provided always that the Director will take good care of the same and return the same to the address of the Company first hereinbefore mentioned in good condition (reasonable wear and tear only excepted) immediately on termination of Director's employment or of this agreement.

6.   ILLNESS.

     6.1 In the case of illness of the Director or other disability incapacitating him from attending to his duties (such illness or other cause being hereinafter referred to as "Incapacity") the Director shall continue to be paid during the first 12 months of such absence (such payment to be inclusive of any Statutory Sick Pay to which the Director may be entitled) provided that he complies with the rules of the Company's Sick Pay Scheme.

     The Company's Sick Pay Scheme can be obtained from Sick Pay Scheme Administrator on request.

     In the case of Incapacity preventing the Director from attending work the Director shall report such absence by 10:00 a.m. on the first day of such absence to the Office Manager and shall report to that person by 10:00 a.m. on each subsequent day of absence due to incapacity.

7.   DUTIES, TIME AND ATTENTION.

     During the continuance of his employment hereunder the Director shall:

     7.1 Exercise such power and functions and perform such duties appropriate to his status, qualifications and experience in relation to the business of the Company as may from time to time reasonably be vested in or assigned to him by the Board, and shall comply with all directions from time to time given to him by the Board (or by anyone authorized by the Board), and with all rules and regulations from time to time laid down by the Company concerning its employees.

     7.2 Unless prevented by ill health or accident, and except during holidays permitted by this Agreement, Director shall devote the whole of his time, attention and abilities to carrying out his duties hereunder. The Director shall attend the premises of the Company during the normal business hours of the Company from time to time and such other time or times as may be reasonably required by the Company, provided always that the Director shall not be entitled hereunder to any additional remuneration for working outside such normal business hours.


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     7.3 Carry out his duties in the proper loyal and efficient manner, and shall use his best endeavors to promote the interests and reputation of the Company and not knowingly do anything which is to its detriment.

     7.4 Travel to such places (whether within or outside the United Kingdom) in such manner and on such occasions as the Company may from time to time require.

     7.5 Not without the prior written consent of the Company undertake any other trade, business or profession, or be or become an employee, partner, shareholder or agent of any other company, firm or person or assist or be engaged, concerned or interested (whether directly or indirectly) in any trade business or profession whatsoever other than the business of the Company or of the Group, PROVIDED THAT nothing in this paragraph shall preclude the Director from holding or acquiring for investment purposes no more than 5 per cent of any class of stock, shares, debentures or other securities in any company which is listed and/or dealt on the Stock Exchange, the Unlisted Securities Market or any other investment exchange (as that term is defined in the Financial Services Act of 1966).

8.  HOLIDAYS.

     8.1 The holiday year is from 1st January to 31st December.

     8.2 The Director shall be entitled to be absent from duty for the usual public and bank holidays and for a further 25 working days in each holiday year (or such longer period in any such period as the Board may decide), any such holidays to be taken at such time or times as shall be agreed between the Director and the Board or, failing agreement, as the Board shall determine.

     8.3 The holiday entitlement shall accrue pro rata to the length of time during which the Director shall be employed by the Company in any one year. This will apply in the calculation of accrued holiday pay (if any) which the Director shall be entitled to receive on the expiration or termination of this Agreement.


9.   SUMMARY TERMINATION.

     9.1 The Company shall be entitled by notice in writing to terminate this Agreement forthwith and without payment in lieu of notice if the Director shall:

          9.1.1 Be guilty of any gross dishonesty or misconduct in connection with or affecting the business of the Company, or shall commit any material breach of this Agreement other than a breach which (being capable of being remedied) shall have been remedied by him within 30 days of a written notice from the Board specifying the breach and requiring him to remedy such breach, be convicted of a criminal offence other than a motoring offence which in the reasonable opinion of the Board affects his position as an employee of the Company, adjudicated bankrupt or make a composition or enter into any deed of arrangement with his creditors, or shall commit any act of fraud or dishonesty.

     9.2 The rights of the Company under 9.1 are without prejudice to any other rights it may have at law to terminate the Director's employment.


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10.  TERMINATION -- GENERAL.

     Upon the termination howsoever of this Agreement, the Director shall:

     10.1 At any time or from time to time thereafter upon the request of the Company resign without claim for compensation from office as a Director (and Secretary, if appropriate) of the Company and such offices held by him in any other member of the Group and shall transfer to such person as the Company directs and without payment (and shall deliver any share certificate in respect of) any nominee shares which he holds in (or on behalf of) any such company as may be so requested, and in the event of his failure to do so forthwith upon request the Company is hereby irrevocably authorized to appoint some person in his name and on his behalf to sign and deliver such resignation or resignations to the Company and to which other member of the Group of which the Director is at the material time a Director or other officer and any stock transfer relating to the said nominee shares.

     10.2 Without the consent of the Company, not at any time thereafter, represent himself still to be connected with the Company or any Associated Company or Group.

11.  RECONSTRUCTION OR AMALGAMATION.

     If before the expiration of this Agreement, the employment of the Director hereunder shall be terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation, and the Director shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation for a period not less than the unexpired term of this Agreement and on terms and conditions not less favorable than the terms of this Agreement, then the Director shall have no claim against the Company in respect of the termination of his employment hereunder by reason of such liquidation.

12.  RESTRICTIONS AFTER TERMINATION.

     12.1 In order to protect the goodwill, trade secrets and trade connections of the Company, and without prejudice to any other duty imposed by law and equity the Director covenants that he will not, without the consent of the Company which shall not be unreasonably withheld:

          12.1.1 At any time after the termination of this Agreement disclose or make use of the Company's trade secrets and other confidential information.

          12.1.2 During the period of twelve months commencing with the termination of his employment hereunder either on his own account or for any other person, firm or company solicit or seek to be appointed an agent or distributor for any person, firm or company who was a supplier to the Company during the period of 12 months prior to the termination of his employment with the Company.

          12.1.3 For the period of 12 months commencing with the termination of his employment hereunder either on his own account or on behalf of or for any other person, firm or company solicit or attempt to solicit or seek to be appointed an agent or distributor of any senior employee, consultant, or independent contractor of the Company or member of the Group to


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terminate his relationship with the Company or member of the Group in order to become an employee, consultant or independent contractor to or for any person, firm or company and with whom the Director had had a regular course of dealing in the period of 12 months immediately preceding his termination of employment whether this was in whole or in part of such period.

     12.2 The restrictions referred to in sub-clauses 12.1.2 and 12.1.3 above shall have no effect after the termination of employment if such termination is by the Company in breach of the terms of this Agreement.

13.  WARRANTIES.

     The Director hereby warrants and undertakes that:

     13.1 He has not committed any criminal offense or committed any other act which would render him unfit to serve as a director of the Company, that he has duly passed the examinations for any qualification which he claims, that he is not subject to any order for the attachment of earnings or bankruptcy and has not made any composition or arrangement with his creditors, that there is no unsatisfied summons, writ, pending action or prosecution against him in respect of any matter as aforesaid, and that he is not disqualified by virtue of the Company Directors Disqualification Act 1986 or by the articles of association or otherwise by law from being a director, and that he will not be in breach of any obligation whatsoever as a result of having entered into this Agreement.

     13.2 He will not at any time except only to the extent (if any) as is necessary and proper in the course of his employment hereunder, or he is under a mandatory and binding legal obligation to disclose to any person, firm or company, any information as to the practice, business dealings, management, finances or affairs of the Company or any member of the Group, or of any of the customers or clients of the Company or any member of the Group, which may come to his knowledge by reason of his employment hereunder, and shall keep with complete secrecy all confidential information entrusted to him and shall not use or attempt to use any such information in any manner except as aforesaid and this subclause 13.2 shall continue to apply as well after termination of this Agreement as before and without limit in point of time.

     13.3 He will abide by and will not exceed any guidelines for the time being imposed by the directors as to any contract or obligations to be made for or on behalf of the Company or any member of the Group.

14.  CONFIDENTIALITY.

     14.1 The Director shall during the continuance of his employment hereunder and after the termination thereof (howsoever occasioned) observe strict secrecy as to the trade secrets of the Company of which he becomes possessed during the course of his employment hereunder and shall not either during his employment or at any time thereafter, except in the proper course of his duties hereunder or with the prior written consent of the Board or as is required by a Court of competent jurisdiction, divulge or communicate to any third party (except to any other employee of the Company authorized to receive the same) or use for his own account of any such trade secret or other confidential information concerning the Company and he shall use his best endeavours to prevent the publication and disclosure of the same.


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15.      PENSION SCHEME.

     15.1 The Director shall be entitled to be a member of the Company's directors' contributory pension scheme in accordance with and subject to the regulation thereof for the time being in force. A copy of the Pension Benefits Policy is attached hereto as Schedule C.

     15.2 A contracting-out certificate under the Social Security Pension Act 1975 is in force in respect of the employment of the Director.

     15.3 It is further agreed that the Company is obligated to contribute a fixed amount of 17.32% of basic salary to your pension plan annually during the period of your employment.

16.  THE SCHEDULE.

     The provisions set out in the Schedule hereto (which constitutes the statement of terms and conditions of employment required by Section 1 of the
Act) as from time to time amended shall apply as if incorporated in this Agreement.

17.  NOTICES.

     Any notice required to be served hereunder must be in writing and may be given personally or by posting the same by first class prepaid post to the Company at its registered office for the time being or to the Director at his address given or other last known address and any notice so given by post as aforesaid shall be deemed served forty-eight hours after it is posted and in proving such service it shall be sufficient to prove that any envelope containing the notice was properly addressed, stamped and posted.

18.  POST-OPERATIVE.

     The expiration or determination of this Agreement howsoever arising shall not affect such of its provisions as are expressed to operate or have effect thereafter and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this Agreement by the other party.

19.  ENTIRE AGREEMENT.

     19.1 Subject to the provisions of Clause 12.2 above the expiration or determination of this Agreement howsoever arising shall not affect such of its provisions as are expressed to operate or have affect thereafter and shall be without prejudice to any right of action already accrued to either party in respect to any breach of this Agreement by the other party.

20.  CONSENTS.

         Any amendment to this Agreement shall be in writing signed by the parties hereto and expressed to be for the purpose of such amendment.


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21.  PROPER LAW.

     This Agreement shall be governed by the law of England and the parties hereto irrevocably submit to the jurisdiction of the English courts as regards any claim or matter arising under this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed and sealed by the parties hereto the day and year first before written.

                                       METRON TECHNOLOGY B. V.

                                       By:   \s\ Ed Segal
                                            --------------------------------
                                                Ed Segal
                                                President

                                       \s\ John Christopher Levett-Prinsep
                                       -------------------------------------
                                       JOHN CHRISTOPHER LEVETT-PRINSEP



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                                   SCHEDULE A

1.    Amplification of terms of employment:

      (a)   Name of the Company:      METRON TECHNOLOGY (UNITED KINGDOM) LTD.

            Address of the Company:   6 & 7 Grafton Way
                                      Basingstoke, Hampshire
                                      RG22 6NY

      (b)   Name of the Director:     JOHN CHRISTOPHER LEVETT-PRINSEP

            Address of the Director:  Lakewood, Straight Mile,
                                      Romsey, SO5 9BA

      (c) Date of commencement of Employment with the Company: For the purpose of calculating the continuous period of employment when the Company, the Director has been continuously employed by the Company or its affiliate since 1st February 1978.

      (d) Remuneration - See Clause 3 L 103,000 British sterling per annum index linked and the first monthly installment will be payable on_________________.

      (e) Notice - See Clause 2: The Agreement is for an initial fixed term of _____ years and thereafter is terminable by either the Company or the Director giving not less than twelve months notice in writing to the other.

      (f)   Job Title:                President, European Operations and
                                      Director, Metron Technology (United
                                      Kingdom) Ltd.

2. In accordance with Section 1(3) of the Act, the following terms of the Director's employment apply on the date of the Agreement to which this is a Schedule:

      (a)   Hours of Work:            There are no fixed hours of work.

      (b)   Holidays:                 The Director is entitled to
                                      twenty-five days holiday with pay - see
                                      Clause 8 of the Agreement. The entitlement to holiday, and on termination of employment, holiday pay in lieu of holiday, accrues pro rata throughout each holiday year during which the employment hereunder continues.

      (c)   Sickness or injury:       The Director is entitled
                                      to be paid during any period of absence
                                      from work during sickness or injury -
                                      see also Clause 6 of the Agreement.

3. The following information is supplied pursuant to the Act and reflects the Company's current practice:


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      (a)   DISCIPLINARY RULES

            There is no formal Disciplinary Procedure applicable to this employment. The Director shall merely be expected to exhibit a high standard of proprietary in all his dealings with and in the name of the Company.

      (b)   GRIEVANCE PROCEDURE

            There is no formal grievance procedure applicable to this employment. The Director should apply to the Board in the event of such a grievance.

      (c)   APPEALS PROCEDURE

            As (b) above.

      (d)   PENSION

            A contracting-out certificate is in force in respect of this employment.

4. There are no collective agreements currently in force which directly affect the terms and conditions of this employment.


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